Exhibit 99.1

Endurance Reports Fourth Quarter 2013 Financial Results

PEMBROKE, Bermuda – February 6, 2014 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $59.0 million and $1.33 per diluted common share for the fourth quarter of 2013 compared to a net loss attributable to common shareholders of $40.8 million and $0.96 per diluted common share for the fourth quarter of 2012.

For the year ended December 31, 2013, Endurance reported net income available to common shareholders of $279.2 million and $6.37 per diluted common share versus net income available to common shareholders of $129.8 million and $3.00 per diluted common share for the year ended December 31, 2012. Book value per diluted share was $55.18 at December 31, 2013, an increase of 4.3% from year end 2012.

Operating highlights for the quarter ended December 31, 2013 were as follows:

•	Gross premiums written of $370.8 million, an increase of 41.5% from the same period in 2012;

•	Net premiums written of $280.1 million, an increase of 49.0% from the same period in 2012;

•	Combined ratio of 93.0%, which included 12.2 percentage points of favorable prior year loss reserve development and 1.2 percentage points of catastrophe losses from 2013 events;

•	Net investment income of $46.3 million, an increase of $7.7 million from the same period in 2012;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange gains and losses, of $59.9 million and $1.35 per diluted common share; and

•	An operating return on average common equity for the quarter of 2.5% or 9.9% on an annualized basis.

Operating highlights for the year ended December 31, 2013 were as follows:

•	Gross premiums written of $2,665.2 million, an increase of 4.6% from the same period in 2012;

•	Net premiums written of $2,048.9 million, an increase of 1.0% from the same period in 2012;

•	Combined ratio of 90.2%, which included 11.0 percentage points of favorable prior year loss reserve development and 3.7 percentage points of current year catastrophe losses;

•	Net investment income of $166.2 million, a decrease of $7.1 million from 2012;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange gains and losses, of $281.0 million and $6.41 per diluted common share; and

•	An operating return on average common equity of 11.9%.

John R. Charman, Chairman and Chief Executive Officer, commented, “Against the backdrop of the strategic re-underwriting and rebalancing of our underwriting portfolios, Endurance generated solid financial results in the fourth quarter and full year of 2013, with a full year operating return on equity of 11.9% and a combined ratio of 90.2%. Our results benefitted from lower levels of catastrophe losses and strong favorable reserve development, and we are just beginning to see the positive impact of the significant underwriting investments we have made over the last year. Strategically, we have made great progress in the transformation of Endurance into a leading diversified global specialty insurer and reinsurer and I am very pleased with the positive impact of the high quality, market leading underwriting teams that we have quickly and effectively integrated into Endurance. Last autumn, our strategic forward planning envisaged our underwriting activity taking place in a soft market environment for the next couple of years; critically, we now have the leadership, underwriting experience and expertise to profitably align and direct Endurance through these exceptionally challenging times. My colleagues and I are excited about our prospects for 2014 and are determined to reward our shareholders accordingly.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2013 were as follows:

•	Gross premiums written of $200.7 million, an increase of 13.3% from the fourth quarter of 2012;

•	Net premiums written of $112.0 million, an increase of 5.0% from the fourth quarter of 2012;

•	Combined ratio of 123.0%, 3.9 percentage points higher than the fourth quarter of 2012; and

•	Favorable prior year loss reserve development of 2.0 percentage points during the current period, compared to 3.0 percentage points of favorable prior year loss reserve development in the fourth quarter of 2012.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2013 were as follows:

•	Gross premiums written of $1,475.4 million, an increase of 3.2% from 2012;

•	Net premiums written of $932.5 million, a decrease of 1.0% from 2012;

•	Combined ratio of 105.3%, an improvement of 5.3 percentage points from 2012; and

•	Favorable prior year loss reserve development of 3.6 percentage points during the current period, compared to 4.8 percentage points of favorable prior year loss reserve development in 2012.

The fourth quarter increase in gross premiums written in the Insurance segment was driven by the improved positioning and expanded underwriting talent in the Company’s professional and casualty and other specialty lines of business. Full year gross premiums written increased in the Company’s agriculture and casualty and other specialty lines from successful expansion efforts that were partially offset by the termination of a large professional lines program in late 2012 and from the impact of non-renewals and re-underwriting actions taken earlier in 2013. Net premiums written in the fourth quarter and full year were impacted by reduced retentions in the Company’s agriculture, casualty and other specialty and professional lines as additional reinsurance protection was purchased on attractive terms.

The increase in the Insurance segment combined ratio for the quarter ended December 31, 2013 compared to the same period in 2012 was driven by a higher general and administrative expense ratio partially offset by a lower net loss ratio.

The general and administrative expense ratio was higher in the current quarter due to higher incentive compensation accruals reflecting the improved overall Company profitability in the current year. In addition, the general and administrative expense ratio was higher in the current quarter due to greater levels of corporate expense, severance costs, and expenses associated with the hiring of new underwriting teams. The net loss ratio was lower in the current quarter compared to a year ago predominantly due to improvements in the accident year loss ratios in the Company’s property insurance line from lower catastrophe losses and in the casualty and other specialty and professional lines of business where the positive impacts of our expanded underwriting teams, our refocused underwriting and our active portfolio management strategies are becoming evident. These improvements were partially offset by a higher net loss ratio in the fourth quarter in the Company’s agriculture insurance business to reflect the impact of reduced commodity prices and modestly lower harvest yields in certain states, which led to a full year net loss ratio in our agriculture insurance business of 97.6%.

The improved combined ratio for full year 2013 compared to full year 2012 was driven by a lower net loss ratio partially offset by a higher general and administrative expense ratio. The net loss ratio for the twelve months ended December 31, 2013 declined primarily as a result of lower losses in the agriculture line of business, lower catastrophe losses in the property line of business and accident year loss ratio improvements in the professional and casualty and other specialty lines of business. The general and administrative expense ratio was higher in 2013 due to higher incentive compensation accruals, reflecting improved overall Company profitability. In addition, the general and administrative expense ratio was higher in 2013 due to severance costs and expenses associated with the hiring of new underwriting teams.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2013 were as follows:

•	Gross premiums written of $170.1 million, an increase of 100.3% from the fourth quarter of 2012;

•	Net premiums written of $168.1 million, an increase of 106.8% from the fourth quarter of 2012;

•	Combined ratio of 66.1%, an improvement of 53.1 percentage points from the fourth quarter of 2012;

•	Favorable prior year loss reserve development of 21.3 percentage points compared to 7.2 percentage points of favorable prior year loss reserve development in the fourth quarter of 2012; and

•	Net catastrophe losses from 2013 events of $6.7 million or 2.5 percentage points on the combined ratio compared to net catastrophe losses of $123.7 million or 44.1 percentage points in the fourth quarter of 2012.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2013 were as follows:

•	Gross premiums written of $1,189.8 million, an increase of 6.3% from 2012;

•	Net premiums written of $1,116.4 million, an increase of 2.7% from 2012;

•	Combined ratio of 76.8%, an improvement of 17.9 percentage points from 2012;

•	Favorable prior year loss reserve development of 17.6 percentage points during the current period, compared to 7.0 percentage points of favorable prior year loss reserve development in 2012; and

•	Net catastrophe losses from 2013 events of $72.2 million or 7.1 percentage points on the combined ratio compared to net catastrophe losses of $171.4 million or 16.6 points in 2012.

The increase in gross premiums written within the Reinsurance segment during the fourth quarter of 2013 compared to the fourth quarter of 2012 resulted primarily from growth in casualty and professional lines of business, which was partially offset by reductions within catastrophe and property lines of business. The increase within the casualty and professional lines was generated by our recently expanded underwriting teams in our US reinsurance operation, which underwrote several new large quota share contracts. The decline in catastrophe premiums for the current quarter reflects an absence of reinstatement premiums compared to a year ago, which included reinstatement premiums related to Superstorm Sandy. The decline in property premiums from a year ago was caused by lower premium adjustments, certain contract renewal dates shifting to 2014 and the non-renewal of business that no longer met our profit targets. For full year 2013, gross premiums written increased in casualty, professional and other specialty lines from business written by new underwriting teams that joined Endurance since late 2012. This new business was offset by significant non-renewals and reduced participation on contracts in the property and catastrophe lines of business. Gross premiums written in the catastrophe line of business were impacted by lower reinstatement premiums and reduced limits and lower rates on renewals. Net premiums written for the fourth quarter and full year 2013 were impacted by increased purchases of retrocessional protection for the Company’s catastrophe and property reinsurance lines of business.

The combined ratio in the Reinsurance segment for the fourth quarter of 2013 improved compared to the same period in 2012, predominantly due to a lower net loss ratio partially offset by higher acquisition and general and administrative expense ratios. The Reinsurance segment’s net loss ratio in the fourth quarter of 2013 improved from lower catastrophe activity and higher levels of favorable prior year loss reserve development. The current quarter’s net loss ratio benefited from $56.1 million, or 21.3 percentage points, of favorable prior year loss reserve development, compared to $20.8 million, or 7.2 percentage points, for the same period a year ago, with the increase largely attributable to shorter tail lines of business where actual losses have been much lower than originally expected. The Reinsurance segment’s acquisition expense ratio increased in the current quarter compared to a year ago as a lower net loss ratio led to the payment of higher loss sensitive commissions compared to 2012 and from the professional line of business, which incurs higher acquisition costs generating a more meaningful portion of premiums in the current quarter. General and administrative expenses increased in the current quarter due to higher corporate expenses and higher incentive compensation accruals, reflecting greater overall Company profitability.

For the full year 2013, the Reinsurance segment reported a combined ratio of 76.8% compared to 94.7% for the full year 2012. The improvement in the combined ratio was largely attributable to an improvement in the net loss ratio as a result of the lower frequency and severity of catastrophe events in 2013 and greater levels of prior year favorable development partially offset by higher acquisition and general and administrative expense ratios.

Investments

Endurance’s net investment income for the quarter and year ended December 31, 2013 was $46.3 million and $166.2 million, an increase of $7.7 million and a decrease of $7.1 million, respectively, compared to the same periods in 2012. The total return of Endurance’s investment portfolio was 0.74% and 1.43% for the quarter and year ended December 31, 2013, respectively, compared to 0.60% and 4.70% for the quarter and year ended December 31, 2012, respectively. Investment income generated from Endurance’s available for sale investments decreased by $3.2 million and $22.8 million for the quarter and year ended December 31, 2013, respectively, compared to the same periods in 2012 due to lower reinvestment rates during 2013. During the quarter and year ended December 31, 2013, Endurance’s net investment income included gains of $21.2 million and $64.3 million, respectively, on our alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $11.0 million and $49.1 million in the quarter and year ended December 31, 2012, respectively. The ending book yield on Endurance’s fixed maturity investments at December 31, 2013 was 2.05%, down from 2.35% at December 31, 2012.

At December 31, 2013, Endurance’s fixed maturity portfolio, which comprises 86.0% of Endurance’s investments, had an average credit quality of AA and a duration of 3.11 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $46.0 million at December 31, 2013, a decrease of $95.8 million from December 31, 2012. Endurance recorded net realized investment gains, net of impairment losses recognized in earnings, of $5.2 million and $13.5 million during the quarter and year ended December 31, 2013 compared to net realized investment gains of $41.8 million and $71.3 million during the quarter and year ended December 31, 2012.

Endurance ended the fourth quarter of 2013 with cash and invested assets of $6.5 billion, which represents a 0.8% decrease from December 31, 2012. Net operating cash flow was $157.9 million for the year ended December 31, 2013 versus $272.8 million for the same period in 2012. The decrease in operating cash flows in 2013 was largely due to claim payments related to the 2011 and 2012 catastrophe losses and the settlement of 2012 agriculture insurance losses.

Capitalization and Shareholders’ Equity

At December 31, 2013, Endurance’s shareholders’ equity was $2.89 billion, or $55.18 per diluted common share, versus $2.71 billion, or $52.88 per diluted common share, at December 31, 2012. For the quarter and year ended December 31, 2013, Endurance declared and paid common dividends of $0.32 and $1.28 per share, respectively. Total share repurchases amounted to $14.6 million for the year ended December 31, 2013. No common shares were repurchased during the fourth quarter of 2013.

Earnings Call

Endurance will host a conference call on February 7, 2014 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 455-2263 or (719) 457-2689 (international) and entering pass code: 3198923. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 21, 2014 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 3198923.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the fourth quarter of 2013 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income (loss), operating return (loss) on average common equity, operating income (loss) per diluted common share, operating income (loss) allocated (attributable) to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property lines of insurance and catastrophe, property, casualty, professional lines and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2012.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$845,851	$1,124,019
Fixed maturity investments, available for sale, at fair value	4,840,251	4,868,150
Short-term investments, available for sale, at fair value	35,028	42,230
Equity securities, available for sale, at fair value	252,466	86,997
Other investments	617,478	517,546
Premiums receivable, net	669,198	601,952
Insurance and reinsurance balances receivable	127,722	105,663
Deferred acquisition costs	186,027	168,252
Prepaid reinsurance premiums	187,209	166,702
Reinsurance recoverable on unpaid losses	593,755	691,783
Reinsurance recoverable on paid losses	164,220	83,159
Accrued investment income	24,104	27,166
Goodwill and intangible assets	165,378	172,000
Deferred tax asset	51,703	43,501
Net receivable on sales of investments	54,910	9,144
Other assets	162,822	86,708

Total Assets	$8,978,122	$8,794,972

Liabilities
Reserve for losses and loss expenses	$4,002,259	$4,240,876
Reserve for unearned premiums	1,018,851	965,244
Deposit liabilities	19,458	22,220
Reinsurance balances payable	181,061	110,843
Debt	527,478	527,339
Net payable on purchases of investments	129,047	81,469
Other liabilities	213,419	136,384

Total Liabilities	6,091,573	6,084,375

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2012 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2012 - 9,200,000)	9,200	9,200
Common shares
44,368,742 issued and outstanding (2012 - 43,116,394)	44,369	43,116
Additional paid-in capital	569,116	527,915
Accumulated other comprehensive income	62,731	152,463
Retained earnings	2,193,133	1,969,903

Total Shareholders’ Equity	2,886,549	2,710,597

Total Liabilities and Shareholders’ Equity	$8,978,122	$8,794,972

Book Value per Common Share
Dilutive common shares outstanding	44,518,210	43,130,075
Diluted book value per common share [a]	$55.18	$52.88

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2012, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2012 - $430 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012
Revenues
Gross premiums written	$370,809	$262,046	$2,665,244	$2,549,026

Net premiums written	$280,064	$187,946	$2,048,933	$2,029,495
Change in unearned premiums	219,423	343,107	(32,449)	(15,595)

Net premiums earned	499,487	531,053	2,016,484	2,013,900
Other underwriting loss	(2,740)	(520)	(2,046)	(2,183)
Net investment income	46,346	38,603	166,216	173,326
Net realized and unrealized gains	5,197	41,881	15,164	72,139

Total other-than-temporary impairment losses	(41)	(90)	(1,616)	(364)
Portion of loss recognized in other comprehensive (loss) income	—	—	—	(483)

Net impairment losses recognized in earnings (losses)	(41)	(90)	(1,616)	(847)

Total revenues	548,249	610,927	2,194,202	2,256,335

Expenses
Net losses and loss expenses	302,620	504,808	1,219,684	1,520,995
Acquisition expenses	82,151	73,780	304,430	303,179
General and administrative expenses	79,599	54,324	294,906	235,689
Amortization of intangibles	1,634	2,359	7,012	10,347
Net foreign exchange losses (gains)	5,718	(1,212)	14,214	(15,911)
Interest expense	9,050	9,042	36,188	36,174

Total expenses	480,772	643,101	1,876,434	2,090,473

Income (loss) before income taxes	67,477	(32,174)	317,768	165,862
Income tax expense	(296)	(453)	(5,853)	(3,346)

Net income (loss)	67,181	(32,627)	311,915	162,516

Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)

Net income (loss) available (attributable) to common and participating common shareholders	$58,995	$(40,813)	$279,165	$129,766

Per share data
Basic earnings (losses) per common share	$1.33	$(0.96)	$6.37	$3.00

Diluted earnings (losses) per common share	$1.33	$(0.96)	$6.37	$3.00

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended December 31, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$200,726	$170,083	$370,809
Ceded premiums written	(88,750)	(1,995)	(90,745)

Net premiums written	111,976	168,088	280,064

Net premiums earned	235,967	263,520	499,487
Other underwriting loss	—	(2,740)	(2,740)

Total underwriting revenues	235,967	260,780	496,747

Expenses
Net losses and loss expenses	230,708	71,912	302,620
Acquisition expenses	16,754	65,397	82,151
General and administrative expenses	42,804	36,795	79,599

	290,266	174,104	464,370

Underwriting (loss) income	$(54,299)	$86,676	$32,377

Net loss ratio	97.8%	27.3%	60.7%
Acquisition expense ratio	7.1%	24.8%	16.4%
General and administrative expense ratio	18.1%	14.0%	15.9%

Combined ratio	123.0%	66.1%	93.0%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended December 31, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$177,116	$84,930	$262,046
Ceded premiums written	(70,464)	(3,636)	(74,100)

Net premiums written	106,652	81,294	187,946

Net premiums earned	244,101	286,952	531,053
Other underwriting loss	—	(520)	(520)

Total underwriting revenues	244,101	286,432	530,533

Expenses
Net losses and loss expenses	244,985	259,823	504,808
Acquisition expenses	17,332	56,448	73,780
General and administrative expenses	28,445	25,879	54,324

	290,762	342,150	632,912

Underwriting loss	$(46,661)	$(55,718)	$(102,379)

Net loss ratio	100.3%	90.5%	95.1%
Acquisition expense ratio	7.1%	19.7%	13.9%
General and administrative expense ratio	11.7%	9.0%	10.2%

Combined ratio	119.1%	119.2%	119.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the year ended December 31, 2013
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,475,429	$1,189,815	$2,665,244
Ceded premiums written	(542,919)	(73,392)	(616,311)

Net premiums written	932,510	1,116,423	2,048,933

Net premiums earned	946,474	1,070,010	2,016,484
Other underwriting loss	—	(2,046)	(2,046)

Total underwriting revenues	946,474	1,067,964	2,014,438

Expenses
Net losses and loss expenses	774,425	445,259	1,219,684
Acquisition expenses	64,778	239,652	304,430
General and administrative expenses	157,596	137,310	294,906

	996,799	822,221	1,819,020

Underwriting (loss) income	$(50,325)	$245,743	$195,418

Net loss ratio	81.8%	41.6%	60.5%
Acquisition expense ratio	6.8%	22.4%	15.1%
General and administrative expense ratio	16.7%	12.8%	14.6%

Combined ratio	105.3%	76.8%	90.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the year ended December 31, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,429,930	$1,119,096	$2,549,026
Ceded premiums written	(487,573)	(31,958)	(519,531)

Net premiums written	942,357	1,087,138	2,029,495

Net premiums earned	955,089	1,058,811	2,013,900
Other underwriting (loss) income	(2,684)	501	(2,183)

Total underwriting revenues	952,405	1,059,312	2,011,717

Expenses
Net losses and loss expenses	855,941	665,054	1,520,995
Acquisition expenses	75,597	227,582	303,179
General and administrative expenses	125,108	110,581	235,689

	1,056,646	1,003,217	2,059,863

Underwriting (loss) income	$(104,241)	$56,095	$(48,146)

Net loss ratio	89.6%	62.8%	75.5%
Acquisition expense ratio	7.9%	21.5%	15.1%
General and administrative expense ratio	13.1%	10.4%	11.7%

Combined ratio	110.6%	94.7%	102.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	97.8%	100.3%	27.3%	90.5%	60.7%	95.1%
Acquisition expense ratio	7.1%	7.1%	24.8%	19.7%	16.4%	13.9%
General and administrative expense ratio	18.1%	11.7%	14.0%	9.0%	15.9%	10.2%

Combined ratio	123.0%	119.1%	66.1%	119.2%	93.0%	119.2%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	2.0%	3.0%	21.3%	7.2%	12.2%	5.3%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	99.8%	103.3%	48.6%	97.7%	72.9%	100.4%
Acquisition expense ratio	7.1%	7.1%	24.8%	19.7%	16.4%	13.9%
General and administrative expense ratio	18.1%	11.7%	14.0%	9.0%	15.9%	10.2%

Combined ratio	125.0%	122.1%	87.4%	126.4%	105.2%	124.5%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	81.8%	89.6%	41.6%	62.8%	60.5%	75.5%
Acquisition expense ratio	6.8%	7.9%	22.4%	21.5%	15.1%	15.1%
General and administrative expense ratio	16.7%	13.1%	12.8%	10.4%	14.6%	11.7%

Combined ratio	105.3%	110.6%	76.8%	94.7%	90.2%	102.3%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	3.6%	4.8%	17.6%	7.0%	11.0%	6.0%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2013	2012	2013	2012	2013	2012

Net loss ratio	85.4%	94.4%	59.2%	69.8%	71.5%	81.5%
Acquisition expense ratio	6.8%	7.9%	22.4%	21.5%	15.1%	15.1%
General and administrative expense ratio	16.7%	13.1%	12.8%	10.4%	14.6%	11.7%

Combined ratio	108.9%	115.4%	94.4%	101.7%	101.2%	108.3%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended December 31, 2013 and 2012:

	Quarter Ended December 31, 2013		Quarter Ended December 31, 2012
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$58,220	$24,454	$64,798	$25,413
Casualty and other specialty	76,666	50,022	59,942	43,683
Professional lines	55,056	32,138	39,242	30,044
Property	10,784	5,362	13,134	7,512

Subtotal Insurance	$200,726	$111,976	$177,116	$106,652

Reinsurance
Catastrophe	$13,778	$12,270	$24,112	$22,073
Property	9,358	9,417	31,065	31,065
Casualty	30,066	29,661	16,112	16,111
Professional lines	113,089	113,089	8,849	8,849
Other specialty	3,792	3,651	4,792	3,196

Subtotal Reinsurance	$170,083	$168,088	$84,930	$81,294

Total	$370,809	$280,064	$262,046	$187,946

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$954,389	$570,738	$903,730	$553,762
Casualty and other specialty	316,609	229,087	296,325	216,780
Professional lines	148,537	95,101	169,815	137,885
Property	55,894	37,584	60,060	33,930

Subtotal Insurance	$1,475,429	$932,510	$1,429,930	$942,357

Reinsurance
Catastrophe	$355,751	$294,260	$378,387	$351,140
Property	297,806	292,872	349,579	349,586
Casualty	252,163	250,330	224,237	222,997
Professional lines	163,594	163,594	59,076	59,076
Other specialty	120,501	115,367	107,817	104,339

Subtotal Reinsurance	$1,189,815	$1,116,423	$1,119,096	$1,087,138

Total	$2,665,244	$2,048,933	$2,549,026	$2,029,495

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income (loss), net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2013 and 2012:

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income (loss)	$67,181	$(32,627)	$311,915	$162,516
Add (less) after-tax items:
Net foreign exchange losses (gains)	5,708	(1,220)	14,352	(14,077)
Net realized and unrealized gains	(4,808)	(34,500)	(14,064)	(62,208)
Net impairment losses recognized in earnings (losses)	26	89	1,568	814

Operating income (loss) before preferred dividends	$68,107	$(68,258)	$313,771	$87,045
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)

Operating income (loss) allocated (attributable) to common and participating common shareholders	$59,921	$(76,444)	$281,021	$54,295

Operating income (loss) allocated (attributable) to common shareholders under the two-class method	$58,267	$(76,650)	$274,534	$53,411

Weighted average diluted common	43,120,449	42,603,831	42,818,207	42,601,835

Operating income (loss) per diluted common share [b]	$1.35	$(1.80)	$6.41	$1.25

Average common equity [a]	$2,432,780	$2,330,736	$2,368,573	$2,230,881

Operating return on average common equity	2.5%	(3.3)%	11.9%	2.4%

Annualized operating return on average common equity	9.9%	(13.1)%	11.9%	2.4%

Net income (loss)	$67,181	$(32,627)	$311,915	$162,516
Preferred dividends	(8,186)	(8,186)	(32,750)	(32,750)

Net income (loss) available (attributable) to common and participating common shareholders	$58,995	$(40,813)	$279,165	$129,766

Net income (loss) available (attributable) to common shareholders under the two-class method	$57,367	$(41,019)	$272,721	$127,653

Net income (loss) per diluted common share	$1.33	$(0.96)	$6.37	$3.00

Return (loss) on average common equity, Net income (loss)	2.4%	(1.8)%	11.8%	5.8%

Annualized return (loss) on average common equity, Net income (loss)	9.7%	(7.0)%	11.8%	5.8%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2012: $430 million)
[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated (attributable) to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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